UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 11, 2024, TriSalus Life Sciences, Inc. (the “Company”) announced a preliminary unaudited financial update with respect to the Company’s fiscal year-ended December 31, 2023. Full financial results for the year ended December 31, 2023, are in the process of being finalized, however initial and preliminary results show revenue, driven solely by TriNav® Infusion System, are expected to be approximately $5.7 million for the fourth quarter of 2023. This represents growth of approximately 77% versus the fourth quarter of 2022.

For the full year 2023, the Company expects to report revenue of approximately $18.5 million. This represents growth of approximately 49% versus the full year 2022.

The Company anticipates gross margin will be approximately 90% for the fourth quarter and 86% for the full year 2023, reflecting a notable improvement compared to 75% and 82%, respectively, for the same periods in 2022.

The Company also expects to report cash and cash equivalents of approximately $11.8 million as of December 31, 2023. It expects to have sufficient liquidity to fund operations into the second quarter of 2024.

The Company’s actual financial statements as of and for the year ended December 31, 2023 are not yet available. The actual amounts that we report will be subject to the Company’s financial closing procedures and any final adjustments that may be made prior to the time its financial results for the year ended December 31, 2023 are finalized and filed with the SEC. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. These estimates should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and it is not necessarily indicative of the results to be achieved in any future period.

Item 8.01	Other Events.

The information contained in Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this report, including statements regarding the Company’s expected financial results for the quarter ended December 31, 2023 and full year ended December 31, 2023, and the Company’s projected operating runway into the second quarter of 2024, are all forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “expect,” “may,” “potential,” “should,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, the risk that the Company’s reported financial results will differ from the estimates provided in this Current Report on Form 8-K, the Company’s ability to achieve its projected growth or maintain its current levels of revenue, the Company’s ability to obtain additional liquidity, the Company’s ability to continue as a going concern, and other risk factors described in the Company’s filings with the SEC, including the section titled “Risk Factors.” See the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023, and other filings made with the SEC for a discussion of important factors that may cause the Company’s actual results to differ materially from those expressed or implied by the Company’s forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for the Company’s management to predict all risk factors nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the inaccuracy may be material. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Sean Murphy
Seam Murphy
Chief Financial Officer

Dated: March 11, 2024